Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"TORNADO GOLD INTERNATIONAL CORP.", A NEVADA CORPORATION,

WITH AND INTO "TORNADO GOLD INTERNATIONAL CORPORATION" UNDER THE NAME OF "TORNADO GOLD INTERNATIONAL CORPORATION", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-EIGHTH DAY OF FEBRUARY, A.D. 2007, AT 2:49 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


SECRETARY'S OFFICE
DELAWARE

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

4303247 8100M

070253374

AUTHENTICATION: 5471150

DATE: 03-01-07

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
TORNADO GOLD INTERNATIONAL CORP.
INTO TORNADO GOLD INTERNATIONAL CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is **Tornado Gold International Corporation**, a Delaware corporation, and the name of the corporation being merged into this surviving corporation is **Tornado Gold International Corp., a** Nevada Corporation.

SECOND: The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8 Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation is **Tornado Gold International Corporation**, a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be the Certificate of Incorporation of **Tornado Gold International Corporation** as set out in the attached Certificate of Incorporation.

SIXTH: The merger is to become effective on February 28, 2007.

SEVENTH: The Agreement and Plan of Merger is on file at 800 – 885 West Georgia Street, Vancouver, B.C. V6C 3H1, office of the attorneys for the surviving corporation.

EIGHTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, the said surviving corporation has caused this Certificate of Merger to be signed by an authorized officer, as of the 28th day of February, 2007.

TORNADO GOLD INTERNATIONAL CORPORATION

By: [signature]
EARL W. ABBOTT
PRESIDENT

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:18 PM 02/28/2007
FILED 02:49 PM 02/28/2007
SRV 070253374 - 4303247 FILE